UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: October 3, 2016
(Date of earliest event reported)

Phillips 66 Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36011	38-3899432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Blvd.
Houston, Texas 77042
(Address of principal executive offices and zip code)

(855) 283-9237
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 3, 2016, Phillips 66 Partners LP (the "Partnership") entered into a Second Amendment (the "Amendment") to its Credit Agreement dated June 7, 2013, with the lenders party thereto and JPMorgan Chase Bank, N.A. as the administrative agent (the "Credit Agreement"). The Amendment increased the amount available under the Credit Agreement to $750 million and extended the termination date to October 3, 2021.
The Partnership has the option to increase the overall capacity of the Credit Agreement by up to an additional $250 million for a total of $1 billion, subject to, among other things, the consent of the existing lenders whose commitments will be increased or any additional lenders providing such additional capacity. The Partnership also has the option to extend the Credit Agreement for two additional one-year terms after October 3, 2021, subject to, among other things, the consent of the lenders holding the majority of the commitments and of each lender extending its commitment.
Outstanding borrowings under the Credit Agreement bear interest, at the Partnership's option, at either: (a) the Eurodollar rate in effect from time to time plus the applicable margin; or (b) the base rate (as described in the Credit Agreement) plus the applicable margin. The pricing levels for the commitment fee and interest-rate margins are determined based on the credit ratings in effect for the Partnership from time to time. The Credit Agreement requires that the Partnership's ratio of total debt to EBITDA for the prior four fiscal quarters must be not greater than 5.0 to 1.0 as of the last day of each fiscal quarter (and 5.5 to 1.0 during the specified period following certain acquisitions).
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The description relating to the Second Amendment to Credit Agreement in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.		Description
10.1	--	Second Amendment to Credit Agreement, dated October 3, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66 Partners LP
	By:	Phillips 66 Partners GP LLC, its general partner

Dated: October 5, 2016	By:	/s/ J.T. Liberti
J.T. Liberti Vice President and Chief Operating Officer

Exhibit Index

Exhibit No.		Description
10.1	--	Second Amendment to Credit Agreement, dated October 3, 2016